Camco Financial Corporation

INVESTOR NEWS

THIRD QUARTER **2007**
For Shareholders, Employees and Friends of Camco Financial and Advantage Bank

MESSAGE FROM THE CEO

Camco Accelerates Improvement Strategy

At the company's Annual Meeting of Shareholders in late April, several shareholders asked me what management was doing to improve the bank's operations and increase shareholder value. That is the right question to ask us.

Since that time, we have accelerated on our program to improve profitability, accelerate growth and, ultimately, increase shareholder value. I have to caution you that there are no quick fixes, but we are committed to making the hard decisions and long-term investments.

PROFITABILITY – We have implemented a profitability initiative to identify and capture new sources of revenue and reduce expenses. We have a goal to add at least $750,000 of pre-tax profit beginning in 2008 and continuing into the future as a direct result of this initiative. Revenue opportunities will come by the way of improved product pricing, recovering a higher percentage of transaction fees and aligning our fee structure with the marketplace. Expense reduction will be achieved through process streamlining and eliminating redundant functions. For example, we have been centralizing our loan processing functions to two centers in order to improve efficiency, quality and consistency of product delivery to our customers.

> We have implemented our program to improve profitability, accelerate growth and, ultimately, create shareholder value.
>
> Richard C. Baylor, Chairman, President and Chief Executive Officer



ORGANIZATION – Some of these operating efficiencies will come from flattening our organizational structure and putting more lenders and business development officers in the field to penetrate the small business market to originate commercial loans and sell our new business checking accounts. We have already added a number of experienced business development bankers and intend to add more this year.

BRANCH OPTIMIZATION – We have opened three new Advantage Bank offices in the past two years. Our goal is to add three new offices in our target markets and to close or relocate some under-performing branches over the next two years.

INFRASTRUCTURE – We will continue to invest in the electronic banking channel to improve product delivery and reduce costs. Electronic banking includes not only Internet banking and a new website, but also electronic funds transfer, remote payment capture and other electronic services for both business and retail customers. A year-on-year comparison has shown the volume of checks we process fell by 11%, while electronic payments increased in excess of 60%. We see this trend continuing.

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NEWS

Camco Reports 2Q 2007 Results

On July 30, Camco Financial reported financial results for the quarter ended June 30, 2007. Net earnings were $1.35 million, or $0.18 per share, compared with $1.82 million, or $0.24 per share, for the same quarter in 2006.

For the six-month period, net earnings were $2.85 million, or $0.38 per share, compared with $3.49 million, or $0.46 per share, for the first half of 2006. Assets totaled $1.04 billion at June 30, 2007.

Net interest income increased from the first quarter to the second quarter of 2007 as net interest margin improved to 2.98% from 2.94%. The increase was primarily the result of a higher yield on earning assets as the Company's asset mix shifted further to loans in place of investment securities.

Cost of funds increased 14 basis points to 4.00%, reflecting continued competitive pressure for deposits and the increase in market interest rates. A favorable shift toward core deposits in the deposit portfolio mix helped to offset rising interest rates. Total deposits decreased $3.3 million; however, retail deposits increased by $1.7 million.

(continued on page 2)

Camco Accelerates Improvement Strategy (continued)

ASSET AND DEPOSIT MIX – We continue to shift our loan portfolio towards higher-yielding commercial and consumer loans. Home mortgages fell to 48% of the loan portfolio at June 30, 2007. On the deposit side, we are increasing relationship-building retail deposits and reducing our reliance on wholesale deposits.

These plans and actions are not a change in direction. Rather, they represent an acceleration of what we have been focused on over the last several years. As I said, we are not counting on these initiatives to have an overnight, immediate impact on shareholder value. However, they reflect the urgency we feel about pushing the pace of change and delivering improved operating results for our stockholders.

Richard C. Baylor, Chairman, President and Chief Executive Officer

What about the Stock Price?

Why is Camco Financial's stock price down more than 10% over the past two years, while the general stock markets have risen by 20%? And what is management doing about it?

"No one is more conscious of the stock price than I am, and that goes for the entire board of directors and management team," says Chairman and CEO Rick Baylor. "We regularly assess actions that could have a positive impact on the stock or improve total return, such as accelerating the stock buyback program and paying an attractive dividend. But it always comes back to operating performance."

Recent stock market trends suggest that CAFI's under-performance may have been a timing issue. While bank stocks in general had been doing better than Camco, most were hit hard in July.

"I think it was a matter of timing," says Eric Nadeau, Senior Vice President and Chief Financial Officer. "The market has been selling us off over the last two years over concerns about nonperforming loans. Now other banks are reporting increases in nonperforming loans, and combined with the sub-prime contagion, those stocks are getting lambasted. Our peer banks in Ohio are down 26% from two years ago. They fell 11% during the month of July alone."

So, given the circumstances, why should a shareholder hang on to their CAFI shares? Mr. Baylor cites three reasons:

"First, we believe we have good upside potential to improve our financial performance. We are still in the early to mid stages of our strategy to transform our balance sheet and grow our core deposit base.

"Second, we offer an attractive dividend yield, currently 4.67%. We also support our stock with a buyback program that we are now accelerating.

"Third, we believe our shares may be undervalued. Improving economic conditions and interest rate trends, combined with better operating performance, could positively change the market's view."

Bigger Bank Stocks Take a Hit



10%
5%
0%
-5%
-10%
-15%
-20%
JULY 2006
AUG
SEPT
OCT
NOV
DEC
JAN 2007
FEB
MAR
APR
MAY
JUN
JULY
Camco stock is back where it was one year ago. Other small bank stocks are down a little, but larger banks have lost more than 15% of their market value.
Camco (CAFI)
SNL Micro Cap Bank
SNL Bank $1B-$5B Assets
Source: SNL Financial

Camco Reports 2Q 2007 Results

(continued)

Loans receivable increased $4.9 million during the quarter. Nonperforming assets increased $904,000 but remained at 2.04% of assets.

Total noninterest income decreased to $1.06 million from $1.47 million for the same period last year and declined $505,000 from the first quarter of 2007. The decrease was primarily due to net losses on other real estate owned of $339,000 in the second quarter of 2007, mostly attributable to the sale of a commercial property that secured a loan to which the Company was a participant.

"We are not satisfied with our net earnings for the second quarter," said President and CEO Richard C. Baylor. "We continue to deal with a high level of nonperforming assets. Ohio in general is plagued by higher than average unemployment and very high loan delinquencies. However, our conservative lending standards have mitigated our loan losses to an annualized rate of only 0.10% of loans through the first half of 2007.

"While we continue to focus on the collection and work-out of nonperforming loans, we will not lose sight of our strategic vision to transform our balance sheet to a commercial bank and grow our core deposit base. We made good progress on these goals during the second quarter."



The new Advantage Bank office in London features new merchandising that will be rolled out to all locations.

New Look, New Locations

Reposition Advantage Bank

The two newest Advantage Bank locations in Mason and London, Ohio, offer a fresh look and set the stage for more positive changes to come.

"The new merchandising and expansion efforts represent an enterprise-wide merchandise program renewal and investment in our stores," says David Caldwell, SVP, Retail Banking and Financial Services. "The merchandising will support an array of product and service enhancements. All of these initiatives are aimed at promoting Advantage Banking, our brand of relationship banking, and meeting customers' desire for greater convenience."

The London branch, located just outside the I-270 beltway, signals an expansion strategy for Advantage Bank in the economically vibrant Central Ohio market. "We are exploring other sites in the Columbus area," says Mr. Caldwell. "We are also taking a hard look at our branches in the Cincinnati market to see if we can relocate some offices to better sites."

Business Banking Goes Electronic

Thanks to some amazing new technology, Advantage Bank's business customers will soon have a better way to process their checking deposits.

ADVANTAGE DEPOSIT 24

"We have begun pilot testing Advantage Deposit 24, our brand of remote deposit capture," says David Caldwell, SVP, Retail Banking and Financial Services. "Advantage Deposit 24 will allow business customers to deposit checks electronically from their place of business. They will benefit from fewer trips to the bank, fewer paper handling errors, and the ability to submit payments from multiple locations into a single Advantage Bank relationship."

SPOTLIGHT

CFO Thrives on Being the New Guy

Eric S. Nadeau is very comfortable in his new role as Camco Financial's Chief Financial Officer, Senior Vice President and Treasurer. He was named to the post in June following the departure of his predecessor Mark Severson.

"I've always been the 'new guy' at the companies that I've worked with," Mr. Nadeau says. "They were either startups or companies that were re-inventing themselves. So I'm used to coming into an organization that is looking for new ways of doing things. I'm used to being that new kid on the block."

Mr. Nadeau initially joined Camco in February 2006 as a Vice President responsible for finance and treasury functions. Before that he was CFO at Ohio Legacy Corp. (Nasdaq: OLCB), a start-up bank holding company in Wooster, Ohio. His work experience also includes managing financial reporting for two telecom



I hope to be a catalyst by bringing a viewpoint that nothing is impossible; everything is doable. It's just a matter of having the willingness to do it.

companies and a construction equipment dealership and five years doing bank audits and tax consulting with the accounting firm Crowe Chizek. He is a licensed CPA, a member of the Ohio Society of CPAs, the AICPA and the Financial Managers Society.

He likes what he has seen of the bank in 18 months. "The people here are really passionate about Advantage Bank," he says. "With all the change we've been through, we're really at a good point now to bring that passion and energy together to grow and increase profitability. I hope to be a catalyst for that by bringing a viewpoint that nothing is impossible; everything is doable. It's just a matter of having the willingness to do it."

A life-long Ohioan, Mr. Nadeau considered moving outside the state before joining Camco, but decided to stay. "I love Ohio," he says. "It's struggling now, but we've got a broad economy, good people, and a lot of great natural resources. We're just not on the right track.

"There are a number of banks our size in Ohio, but not many with a distribution channel as wide as ours," he says. "Camco is now the tenth largest commercial bank in Ohio. I'd love to see us become number five or six. It's definitely attainable."

New SVP Commercial Lending is also Focused on Deposits

Growing commercial deposits and loans is a critical component of the bank's core growth strategies. The person driving these commercial banking initiatives is Kemper C. Allison, who was recently promoted to Senior Vice President and Director of Commercial Lending. He is responsible for all commercial real estate, business lending, and commercial credit administration for the bank.



By expanding our small business lending we can also grow demand deposit accounts.

Those two growth strategies are closely related, he explains. "By expanding our small business lending we can also grow demand deposit accounts. We help our customers understand how beneficial it is to have their deposit account at the same bank as their loan," he says. And Advantage Bank is taking the necessary steps to make this happen. "We've added a lot of depth and experience to our commercial lending team. We've made a real commitment to this area, and we are out there letting customers and referral sources know about it."

Mr. Allison has over 24 years of commercial and thrift banking experience. He grew up in Columbus and graduated from The Ohio State University. Before joining Camco six years ago, he was Vice President, Business Banking for State Savings Bank in Columbus. He is currently President of the Executive Board of Trustees for Community Capital Development Corporation, Central Ohio's largest provider of SBA financing. He resides in Worthington with his wife and three children.

Sales & Service Manager Marks Three Years at Advantage

As Advantage Bank's Sales & Service Manager, Karen Williams supports the sales process with all the lines of business across the bank – retail, commercial and mortgage. Based in Northern Kentucky, she is responsible for sales campaigns, sales training, coaching, incentives, sales reporting and analysis. "We want to instill a strong sales culture and focus on deepening our customer relationships," she says. "I like to make the campaigns fun and also encourage bankers to share their successes with each other."



We want to instill a strong sales culture and focus on deepening our customer relationships.

Ms. Williams marked her third year in this position in July. When she joined the bank five years ago, she brought 23 years of experience with two larger Ohio banks. Banking has played an important role in her career. "I started right out of school," she says. "I think once you start working in the banking industry and it is in your blood, you never leave."

Share Buyback Expands

In March, Camco announced the renewal of a share repurchase plan that authorized the buyback of up to 5% of Camco common stock, or approximately 373,000 shares. During the first six months of 2007, Camco repurchased 135,221 shares.

In June 2007, Camco agreed to participate in the issuance of $5.0 million of trust preferred securities. The issuance closed on July 31, 2007. The proceeds will be used to fund the share repurchase plan and for general corporate purposes. Stock repurchases can represent a good use of capital when a stock is undervalued. Repurchases can also benefit shareholders by reducing the number of shares outstanding, thereby increasing the amount of earnings available to each share.

Dividend Announced

On June 28, 2007, Camco declared a regular quarterly cash dividend of 15 cents per share. The dividend was paid on July 20 for shareholders of record on July 10. The dividend represents an annual yield of 4.81% on the stock value at the time of the declaration.

ABOUT CAMCO FINANCIAL AND ADVANTAGE BANK

Camco Financial Corporation (Nasdaq: CAFI), holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliates offer community banking that includes commercial, business and consumer financial services, internet banking and title insurance services from 31 offices in 22 communities in Ohio, Kentucky and West Virginia. For questions and comments about the newsletter contact Eric Nadeau at 740-435-2044.

Certain statements in this newsletter may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings or anticipated or projected results. Please refer to the "Risk Factors" section in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission.

Camco Financial Corporation

6901 Glenn Highway
Cambridge, OH 43725-9757

740.435.2020
www.advantagebank.com